Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Sysco Corporation 2025 Employee Stock Purchase Plan of our reports dated August 27, 2024, with respect to the consolidated financial statements of Sysco Corporation and the effectiveness of internal control over financial reporting of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended June 29, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
December 6, 2024